FOR IMMEDIATE RELEASE
September 2, 2016

Investor Contact:
Jackie Burka
Jackie_Burka@discovery.com
212-548-5642

Media Contact:
Catherine Frymark
catherine_frymark@discovery.com
240-662-2934

DISCOVERY COMMUNICATIONS TO REPORT THIRD QUARTER 2016 RESULTS ON TUESDAY, NOVEMBER 1

(Silver Spring, Md.) – Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) will report third quarter 2016 results on Tuesday, November 1, 2016, at 7:00 a.m. ET.  The company will host a conference call at 8:30 a.m. ET to discuss the results.

To access the conference call in the U.S. dial 1-844-452-2811, or outside of the U.S. dial 1-574-990-9832, and use the following passcode: DISCA. Please dial in approximately 10 minutes in advance to ensure you are connected prior to the beginning of the call.

Third quarter results and a live audio webcast of the call will be available on Discovery Communications’ website at www.discoverycommunications.com.

A replay of the call will be available beginning approximately two hours after the completion of the call until November 15, 2016. The replay can be accessed by phone in the U.S. at 1-855-859-2056 and outside of the U.S. at 1-404-537-3406 using the following passcode: 75389320. A replay of the audio webcast also will be available in the “Investor Relations” section of the company’s website.

About Discovery Communications
Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) satisfies curiosity and engages superfans with a portfolio of premium nonfiction, sports and kids programming brands. Reaching 3 billion cumulative viewers across pay-TV and free-to-air platforms in more than 220 countries and territories, Discovery’s portfolio includes the global brands Discovery Channel, TLC, Investigation Discovery, Animal Planet, Science and Turbo/Velocity, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports content across Europe. Discovery reaches audiences across screens through digital-first programming from Discovery VR, Seeker and SourceFed Studios, as well as over-the-top and TV Everywhere offerings including Eurosport Player, Dplay, Discovery K!ds Play and Discovery GO. For more information, please visit www.discoverycommunications.com.

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